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                                                                 EXHIBIT - 23(A)

                  [LOGO AND LETTERHEAD OF ERNST & YOUNG, LLP]



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of United Bankshares, Inc. for the registration of up to 3,138,888 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements of United Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31,1994, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP



     Charleston, West Virginia
     December 19, 1995